UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO
FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2010

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV  89052
(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808
(Registrant's Telephone Number, Including Area Code)

Genesis Fluid Solutions Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 15, 2009, Genesis Fluid Solutions Holdings, Inc., now known as Blue Earth, Inc. (the "Company") entered into a consulting agreement with SFL3 LLC, pursuant to which Selby F. Little, III would act as the Company's Chief Financial Officer.  The two-month term of such agreement has expired and, effective February 14, 2010, Mr. Little  was no longer serving as the Company's Chief Financial Officer and was no longer affiliated with the Company.

(d)           Effective February 14, 2010, Michael Hodges, age 58, the Company’s President and Chairman of the Board of Directors since the Company's merger with Genesis Fluid Solutions on October 30, 2009 (the "Merger") was serving as Principal Financial Officer until he resigned from all positions with the Company on August 31, 2010.  He was to serve in all positions until the next annual meeting of stockholders and until his successor is elected and  qualified.  Mr. Hodges served as an officer of the Company pursuant to the terms and conditions of the Company's merger with Genesis Fluid Solutions.  Mr. Hodges was not a party to any material compensation plan, contract or arrangement with the Company.

Michael Hodges, President and Chairman. Mr. Hodges founded Genesis Fluid Solutions in 1994 and has served as its President, Chief Executive Officer and Chairman of the Board of Directors since inception. His primary focus at Genesis Fluid Solutions is on business development, and research and development. He has 30 years of experience in liquid technology, which has culminated with Genesis Fluid Solutions’ Rapid Dewatering System. His experience includes management of numerous lake, marina and other waterway restoration projects. Prior to founding Genesis Fluid Solutions, he worked for Black & Veatch. He was also Director and Project Manager for several, large refinery and environmental closures. As an early developer of excess polymer mud systems, he has developed an expertise in working with carbon dioxide, hydrogen sulfide, anhydrite, and numerous other liquid contaminants. His extensive operations experience covers centrifuge, belt press, linear motion shakers, hydro-cyclones, separators, pumping systems, polymer make-up units, programmable logic control systems, polymer injection, flocculation chemistry and coagulation, as well as contaminated sediments. He communicates with colleagues worldwide on a variety of liquid and water projects and is a speaker at various national and international forums. He has been published in numerous industry journals, including Engineering News Record, Dredging and Port Construction, and International Dredging Review. He holds numerous national and international patents and has invented a number of dewatering systems. He holds qualifications in attapulgite, bentonitic, and montmorillonite mud systems and is certified in enhanced centrifuge technology. He created Mud School,” the only certification process in rapid dewatering technology.

Certain Relationships and Related Transactions

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and Michael Hodges or his family members.

Michael Hodges Loans

On various occasions prior to the Merger, Michael Hodges, who was the chief executive officer of Genesis Fluid Solutions and became our President following the Merger, loaned money to Genesis Fluid Solutions in the aggregate amount of $213,410. On October 9, 2009, Mr. Hodges entered into an agreement pursuant to which he forgave Genesis Fluid Solutions from repaying such loans and released it from any liabilities thereunder.

On September 29, 2008, Genesis Fluid Solutions entered into a loan agreement with Maria Hodges, wife of the chief executive officer of Genesis Fluid Solution Michael Hodges for $9,000. The note bears an annual interest rate of 4.29% and is due on September 29, 2019. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan.  Interest and principal has been paid on the note as of the date of this Amended Form 8-K.

On November 28, 2008, Genesis Fluid Solutions entered into another loan agreement with Maria Hodges for $9,800. The note bears an annual interest rate of 4.29% and is due on November 28, 2018. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. Interest and principal has been paid on the note as of the date of this Amended Form 8-K.

Intellectual Property Assignment

On August 16, 2009, Michael Hodges and Larry Campbell executed an assignment agreement, pursuant to which they assigned to Genesis Fluid Solutions all of the their rights, title and interest in an invention entitled Apparatus and Method for De-Watering of Slurries, as described and/or claimed in US Application No. 11/676,699 and PCT Application No. PCT/GB2007/000544, and all rights of priority in the invention as described and/or claimed in any applications for patents based on the invention.

On September 30, 2009, Michael Hodges and Larry Campbell executed another assignment agreement, pursuant to which they assigned to Genesis Fluid Solutions all of the their rights, title and interest in all patents, whether in the United States or internationally, that they may have in their respective names, that they may have applied for, or that they will apply for, directly or indirectly relating to the business currently conducted and/or to be conducted by the Company.

Shobrook Buy-Sell Agreement and Insurance Arrangement

Pursuant to a stock purchase agreement between Michael Hodges and Carol Shobrook, dated July 13, 2009, Ms. Shobrook agreed to purchase shares of Genesis Fluid Solutions owned by Mr. Hodges, upon his death, for a purchase price equal to the proceeds from life insurance policies on Mr. Hodges that Ms. Shobrook was the beneficiary of. In the event Mr. Hodges wanted to dispose of a certain number of shares before his death, he would first need to offer them to Ms. Shobrook. During the term of this agreement, Genesis Fluid Solutions paid the premiums on the policies and such amounts would be deducted from the proceeds of the policies when received by Ms. Shobrook. If Ms.  Shobrook was no longer the chief operating officer of Genesis Fluid Solutions, then Mr. Hodges was permitted to assign the policies to someone else. On October 30, 2009, these policies were transferred from Ms. Shobrook to Genesis Fluid Solutions and her agreement with Mr. Hodges was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2011                                                             BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name:  Dr. Johnny R. Thomas
Title:    CEO